UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

NITROMED, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

NitroMed, Inc. (the “Company”) has entered into agreements (each, an “Agreement” and collectively, the “Agreements”) with each of the following executive officers (each, an “Executive” and collectively, the “Executives”) as of the date indicated below (each, the “Effective Date”):

Name	Title	Effective Date
Michael L. Sabolinski, M.D.	Senior Vice President and Chief Medical Officer	April 10, 2006
L. Gordon Letts, Ph.D.	Senior Vice President, Research and Development and Chief Scientific Officer	April 5, 2006
Mark H. Pavao	Senior Vice President of Sales and Marketing	April 5, 2006
James G. Ham, III	Vice President of Finance	April 9, 2006
Jane A. Kramer	Vice President of Corporate Communications	April 11, 2006
Lisa E. Kelly	Vice President of Human Resources	April 11, 2006

The Agreements provide that the Executives shall receive severance benefits as specified therein in the event that such Executive’s employment with the Company is terminated under certain circumstances in connection with or subsequent to a change in control of the Company (as defined in the Agreements).

Pursuant to the Agreements, in the event that a change in control of the Company occurs during the Term (as defined below) and the Executive’s employment with the Company is terminated within 12 months of such change in control date under conditions specified in the Agreements, then:

•                  100% of the then outstanding and unexercisable options to purchase shares of the Company’s common stock will become immediately exercisable in full in the case of senior vice presidents named above and 50% of the then outstanding and unexercisable options to purchase shares of the Company’s common stock will become immediately exercisable in full, in the case of vice presidents named above;

•                  the Company will pay to the Executive in a lump sum in cash within 30 days of the date of termination the Executive’s base salary through the date of termination, any deferred but unpaid compensation, any accrued vacation pay and a severance payment amount equal to 1.0 multiplied by the Executive’s highest annual base salary during the two-year period prior to the change in control date, in the case of senior vice presidents named above, and 0.5 multiplied by the Executive’s highest annual base salary during the two-year period prior to the change in control date in the case of vice presidents named above;

•                  the Executive will be entitled to the continuation of benefits for a period of at least 12 months after the date of termination, in the case of senior vice presidents named above, and six months after the termination date in the case of vice presidents named above; and

•                  the Executive will be entitled to receive any other benefits not previously paid or provided that the Company is required to pay or provide, or of which the Executive is eligible, pursuant to any plan, program, contract or the like.

In the event that, within 12 months following the change in control date, the Executive voluntarily terminates his employment with the Company, his employment is terminated by reason of such Executive’s death or disability, or the Company terminates his employment for cause, the Executive will receive in a lump sum within 30 days after the date of termination the Executive’s base salary through the date of termination, any deferred but unpaid compensation, any accrued vacation pay (other than with respect to a termination for cause) and any other benefits not previously paid or provided that the Company is required to pay or provide, or of which the Executive is eligible, pursuant to any plan, program, contract or the like.

The Executive shall not be required to mitigate the amount of any payment or benefits provided for in the Agreement by seeking other employment or otherwise. Further, except with respect to benefits, the amount of any payment or benefits provided for in the Agreements shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise. In addition, to the extent that any amount to be paid or provided to the Executive in connection with a separation from service pursuant to the Agreements is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and at the time of the separation from service the Executive is considered a specified employee within the meaning of Section 409A of the Code, then such payment shall not be made until the date (the “Payment Date”) that is 6 months and 1 day after such separation from service (the “Six Month Period”). All amounts which would have been paid during such Six Month Period will be paid in a lump sum on such Payment Date.

The Agreements have a term (the “Term”) commencing as of the Effective Date and continuing in effect through December 31, 2008; provided, however, that commencing on January 1, 2009 and each January 1 thereafter, the term of the Agreements will be automatically extended for additional one-year periods unless the Company gives 90 days prior written notice to any Executive that such Term will not be extended. The Agreements will expire upon the first to occur of:

•                  the expiration of the Term, if the change in control date (as defined in the Agreements) has not occurred during the Term;

•                  the termination of the Executive’s employment with the Company prior to the change in control date;

•                  the date 12 months after the change in control date, if the Executive is still employed by the Company on that date; or

•                  the fulfillment by the Company of certain of its obligations under the Agreement if the Executive’s employment with the Company terminates within 12 months following the change in control date.

In addition, the Company shall require any successor to all or substantially all of the business or assets of the Company expressly to assume and agree to perform the Agreements to the same extent that the Company would be required to perform them if no such succession had taken place.

The foregoing summary of the Agreements is qualified in its entirety by reference to the Agreements, the forms of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: April 11, 2006	By:	/s/ James Ham III
James Ham III Vice President of Finance